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                                                                   EXHIBIT (q)


                                POWER OF ATTORNEY
                         TO SIGN REGISTRATION STATEMENTS

      The undersigned, Directors of Advantus Series Fund, Inc. (the
"Fund"), appoint Dianne M. Orbison, Eric J. Bentley and Michael J.
Radmer, and each of them individually, as attorney-in-fact for the purpose of signing in their names and on their behalf as Directors of the Fund and filing with the Securities and Exchange Commission Registration Statements on Form N-1A, or any amendments thereto, for the purpose of registering shares of Common Stock of the Fund for sale by the Fund under the Securities Act of 1933 (Registration No. 2-96990) and registering the Fund under the Investment
Company Act of 1940 (Registration No. 811-4279).


Dated:  April 20, 2006                  /s/ Dorothy J. Bridges
                                        --------------------------------------
                                        Dorothy J. Bridges


                                        /s/ Ralph D. Ebbott
                                        --------------------------------------
                                        Ralph D. Ebbott


                                        /s/ William C. Melton
                                        --------------------------------------
                                        William C. Melton


                                        /s/ Dianne M. Orbison
                                        --------------------------------------
                                        Dianne M. Orbison